UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 1, 2017

PAYMENT DATA SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30152	98-0190072
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12500 San Pedro, Suite 120, San Antonio, TX	78,216
(Address of principal executive offices)	(Zip Code)

(210) 249-4100
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously reported under items 1.01, 2.01, and 3.02 in our Current Report on Form 8-K, filed on September 8, 2017, we entered into a membership interest purchase agreement with Singular Payments, LLC, a Florida limited liability company in the business of credit card processing, pursuant to which we agreed to purchase all of the membership interest in and to Singular Payments, LLC.

This Current Report on Form 8-K/A amends the previously filed Current Report on Form 8-K by adding the financial information required by items 9.01(a) and 9.02(b) as permitted by item 9.01(a)(4) and 9.01(b)(2), respectively.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited financial statements of Singular Payments, LLC at December 31, 2016 and December 31, 2015, and unaudited financial statements at August 31, 2017 are attached as Exhibit 99.1 to this Current Report on Form 8-K/A.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated financial information of Payment Data Systems, Inc. at September 30, 2017 and December 31, 2016 reflecting the acquisition of Singular Payments, LLC are attached as Exhibit 99.2 to this Current Report on Form 8-K/A.

(d) Exhibits.

23.1	Consent of Independent Registered Public Accounting Firm dated November 17, 2017 (filed herewith).
99.1	Audited financial statements of Singular Payments, LLC at December 31, 2016 and December 31, 2015, and unaudited financial statements at August 31, 2017 (filed herewith).
99.2	Unaudited pro forma condensed combined financial information of Payment Data Systems, Inc. for the year ended December 31, 2016, and the nine months ended September 30, 2017 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYMENT DATA SYSTEMS, INC.

Date: November 17, 2017	By:	/s/ Louis A. Hoch
	Name:	Louis A. Hoch
	Title:	Chief Executive Officer